Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 31, 2004, in the Registration Statement (Form S-1) and related Prospectus of SiRF Technology Holdings, Inc. for the registration of shares of its common stock.

/S/    ERNST & YOUNG LLP

San Jose, California

February 9, 2004